UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

On May 22, 2013, Messrs. James F. Roberts and Ted G. Wood retired from the Board of Directors (the “Board”) of Alpha Natural Resources, Inc. (the “Company”) effective at the conclusion of the Annual Meeting of Stockholders held on such date (the “Annual Meeting”). Effective at such time, the size of the Board was reduced to nine directors.

Alpha Natural Resources, Inc. Amended and Restated Annual Incentive Bonus Plan

At the Annual Meeting, the Company’s stockholders approved the Amended and Restated Annual Incentive Bonus Plan (the “AIB Plan”) that provides for the grant of performance-based cash incentive awards.

The AIB Plan is administered by the Compensation Committee (the “Compensation Committee”) of the Board with respect to awards to be granted to the Company’s executive officers and by the Company’s Chief Executive Officer with respect to awards to be granted to other participants thereunder (as applicable, the “Plan Administrator”). Officers and key employees are eligible to participate in the AIB Plan, which has a maximum limit of $15 million that may be paid to any individual under the AIB Plan for any one calendar year period.

The AIB Plan includes the following performance measures (including variations thereof): cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; stock price; return on equity; total or relative increases to stockholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives, and any combination of any of the foregoing. To the extent consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, the Plan Administrator may also determine that certain adjustments will apply, in whole or in part, to exclude or include the effect of specified events that occur during a performance period.

The Plan Administrator also has the authority to establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any award granted under the AIB Plan, and the plan contains other provisions relating to the effect of a termination of employment upon a participant’s award and certain clawback provisions.

The foregoing description of the AIB Plan does not purport to be complete and is qualified in its entirety by reference to the AIB Plan (Exhibit 10.1 to this Current Report on Form 8-K) and incorporated herein by reference.

Alpha Natural Resources, Inc. Amended and Restated 2012 Long-Term Incentive Plan

At the Annual Meeting, stockholders of the Company approved the Amended and Restated 2012 Long-Term Incentive Plan (the “2012 Plan”).

The 2012 Plan is generally administered by the Compensation Committee and provides for the grant of the following types of awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance grants and (vi) other share-based awards deemed by the Compensation Committee, in its discretion, to be consistent with the purposes of the 2012 Plan. The Compensation Committee has the power to select participants and may grant awards under the 2012 Plan to full- or part-time employees, or other individuals who perform services for the Company or its affiliates.

The maximum aggregate number of shares of the Company’s common stock (the “Common Stock”) that are available for issuance under the 2012 Plan, including for awards of incentive stock options, is 10,000,000 plus the number of shares of Common Stock that are represented by restricted stock unit and performance awards which previously have been granted and are outstanding under the Company’s 2010 Long-Term Incentive Plan as of May 17, 2012 that result from the expiration or lapse of such awards, are forfeited or cancelled, or result from such awards being settled without the delivery of the full number of shares of Common Stock underlying such awards or are settled for cash, at any time after May 17, 2012. Pursuant to the terms of the 2012 Plan and subject to possible adjustments provided for by the 2012 Plan, no eligible person may receive in any one fiscal year under the 2012 Plan: (i) stock options or stock appreciation rights for more than 750,000 shares of the Common Stock; (ii) performance grants (denominated in shares of Common Stock) for more than 1,500,000 shares of Common Stock; and (iii) performance grants (denominated in cash) for more than $10,000,000. In addition, pursuant to the terms of the 2012 Plan and subject to possible adjustments provided for in the 2012 Plan, no non-employee director of the Board may receive in any one fiscal year in excess of 50,000 shares of Common Stock subject to awards granted under the 2012 Plan.

With respect to awards that are intended to be performance-based under Section 162(m) of the Code, the Compensation Committee will establish written objective performance goals for each performance period relating to one or more of the following performance measures: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; stock price; return on equity; total or relative increases to stockholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. For performance grants intended to be performance-based compensation under Section 162(m) of the Code and to the extent consistent with Section 162(m) of the Code, the Compensation Committee may also determine that certain adjustments will apply, in whole or in part, to exclude or include the effect of specified events that occur during a performance period.

The foregoing description of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the 2012 Plan (Exhibit 10.2 to this Current Report on Form 8-K) and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2013, the Company held its Annual Meeting in Abingdon, Virginia.  The results of the matters voted on at the Annual Meeting are provided below.

Proposal No. 1:  The election of nine directors to hold office for a one-year term expiring at the annual meeting in 2014 and until their respective successors are elected and qualified:

Director Name	For	Against	Abstained	Broker Non-Votes
Kevin S. Crutchfield	119,958,768	2,632,170	884,951	58,194,465
Angelo C. Brisimitzakis	121,703,828	1,108,261	663,800	58,194,465
William J. Crowley, Jr.	122,047,772	1,060,702	367,415	58,194,465
E. Linn Draper, Jr.	121,965,916	1,167,074	342,899	58,194,465
Glenn A. Eisenberg	121,750,415	1,373,570	351,904	58,194,465
Deborah M. Fretz	121,856,724	1,047,407	571,758	58,194,465
P. Michael Giftos	122,138,196	984,893	352,800	58,194,465
L. Patrick Hassey	121,783,469	1,119,917	572,503	58,194,465
Joel Richards, III	122,005,351	1,121,809	348,729	58,194,465

 Proposal No. 2:  The approval of the Company’s AIB Plan:

For:	120,549,015
Against:	2,597,920
Abstained:*	328,954
Broker Non-Votes:	58,194,465

Proposal No. 3:  The approval of the Company’s 2012 Plan:

For:	120,024,652
Against:	2,986,701
Abstained:*	464,536
Broker Non-Votes:	58,194,465

Proposal No. 4:  The advisory approval of the Company’s executive compensation:

For:	119,992,232
Against:	2,993,204
Abstained:*	490,453
Broker Non-Votes:	58,194,465

Proposal No. 5:  The ratification of KPMG LLP as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For:	178,571,671
Against:	2,317,134
Abstained:*	781,549

There were no broker non-votes on this proposal.

Proposal No. 6:  A stockholder proposal seeking a water management report:

For:	24,532,255
Against:	67,714,290
Abstained:*	31,229,344
Broker Non-Votes:	58,194,465

Proposal No. 7:  A stockholder proposal seeking a climate change report:

For:	15,580,478
Against:	71,030,797
Abstained:*	36,864,614
Broker Non-Votes:	58,194,465

*Abstentions have the same effect as a vote against the proposals.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1*	Alpha Natural Resources, Inc. Amended and Restated Annual Incentive Bonus Plan.
10.2
Alpha Natural Resources, Inc. Amended and Restated 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 of Alpha Natural Resources, Inc. (File No. 333-188748), filed on May 22, 2013).

_________________________
*     Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: May 24, 2013	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Alpha Natural Resources, Inc. Amended and Restated Annual Incentive Bonus Plan.
10.2
Alpha Natural Resources, Inc. Amended and Restated 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 of Alpha Natural Resources, Inc. (File No. 333-188748), filed on May 22, 2013).

_________________________
*     Filed herewith.